SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 1, 2001

LINCOLN NATIONAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

1-6028	35-1140070

(Commission File Number)	(IRS Employer Identification No.)

215-448-1400

(Registrant’s Telephone Number, Including Area Code)

1500 Market Street, Suite 3900, Centre Square West Tower, Philadelphia, PA 19102

(Address of Principal Executive Offices)

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Item 5. Other Events.

On July 30, 2001 Lincoln National Corporation issued a press release announcing the sale of Lincoln National Corporation’s reinsurance business to Swiss Re. A copy of the related Stock and Asset Purchase Agreement dated July 27, 2001 is filed as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Document

(99)	Additional Exhibits

99.1	Stock and Asset Purchase Agreement

By and Among

Lincoln National Corporation,

The Lincoln National Life Insurance Company, Lincoln

National Reinsurance Company (Barbados) Limited

and Swiss Re Life & Health America Inc. dated

July 27, 2001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lincoln National Corporation

(Registrant)

Date August 1, 2001	By /s/ Richard C. Vaughn

(Signature) Executive Vice President and Chief Financial Officer

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